Exhibit 10.8

STOCK ACQUISITION AGREEMENT

DATE:	May 17, 2007

BETWEEN:	The Resourcing Solutions Group, Inc. a Nevada corporation
7621 Little Ave., Suite 101
Charlotte, NC 28226	(“TRSG”)

AND:	Michael Peterson and Antoinette Peterson, owners of all of the issued and outstanding shares of common stock of World Wide Personnel Services of Virginia, Inc., a Virginia corporation
(“Peterson”)

RECITALS

A.           Peterson owns 100%  of the issued and outstanding shares (“Peterson Shares”) of World Wide Personnel Services of Virginia,  Inc., a Virginia corporation, which operates a professional services organization in the State of Virginia (“ World Wide”).

B.           TRSG desires to acquire the Peterson Shares and Peterson desires to sell the Peterson Shares to TRSG, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto do hereby  agree as follows:

AGREEMENT

1.           Effective Date    The effective date of this Agreement shall be June 1, 2007. (“Effective Date”).

2.           Purchase of Peterson Shares.    At the Closing, as defined in Section 8 of this Agreement, Peterson shall assign, transfer and deliver to TRSG the Peterson Shares. The purchase price of the Peterson Shares shall be $200,000.00 (“Purchase Price”).  The Purchase Price shall be paid by TRSG in the form of its convertible promissory note in the form attached hereto as Exhibit “A” (“TRSG Note”). The assignment, transfer, and delivery by Peterson of the Peterson Shares to TRSG shall be effected on the Closing Date by Peterson’s execution and delivery of documents and instruments necessary to assign, transfer, and deliver the Peterson Shares, free and clear of any and all liens, encumbrances, security interests, claims and other restrictions or charges of any kind whatsoever in exchange for the delivery to Peterson of the TRSG Note.

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3.           Due Diligence Review    TRSG and Peterson shall permit their respective employees, agents, accountants, legal counsel and other representatives to have access to each others  books, records, employees, counsel, accountants, and other representatives at all reasonable times for the purpose of conducting their respective due diligence investigation. Each party will make available to the other for examination and reproduction all documents and data of every kind and character relating to this Agreement and the transactions contemplated hereby, in possession or control of, or subject to reasonable access by either party.  All such due diligence investigation shall be completed and each party shall notify the other in writing of the satisfaction or removal of this due diligence review condition within thirty (30) days of the Effective Date. Upon mutual agreement of the parties, additional time may be allowed to complete such due diligence investigation. Should a party (“Reviewing Party”) become aware of any information during its due diligence investigation which, in the opinion of the Reviewing Party,  could have material adverse impact on this Agreement and/or the transactions contemplated hereby, the Reviewing Party shall immediately notify the other party (“Receiving Party”) in writing of such information and the concerns which such information has caused.  The Receiving Party shall have a reasonable time to respond to those concerns. In the event that the concerns cannot be resolved to the satisfaction of the Reviewing Party,  the Reviewing Party  shall have the right to terminate this Agreement without further liability hereunder. Each party shall bear the costs and expenses of its own due diligence investigation hereunder, including the fees and expenses of professional advisors.

4.           Conduct of Business; Interim Operations    Pending the Closing of this Agreement and the transactions contemplated thereby, Peterson shall use their best efforts to conduct the business of World Wide in a reasonable and prudent manner in accordance with its past practices, to preserve its existing business organizations and relationships with its employees, customers, clients and others with whom it has a business relationship, to preserve and protect its properties, and to conduct its business in compliance with applicable laws and regulations. Without the prior written consent of TRSG, World Wide shall not:

(a)           merge into or with or consolidate with, any other corporation;

(b)           amend its articles of incorporation or bylaws;

(c)           issue any capital stock or other securities, or grant or enter into any agreement to grant, any options, convertible rights, warrants, calls, or  agreements relating to its securities;

(d)           enter into, or terminate, any material agreement;

(e)           engage in any one or more activities or transactions outside the ordinary course of business;

(f)           enter into any transaction or make any commitment which could result in any of  the warranties and representations of Peterson contained in this Agreement not being true and correct after the occurrence of such  transaction or event.

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5.           Warranties and Representations of Peterson    Peterson warrants and represents to TRSG, as of the date hereof, as follows:

(a)           World Wide Personnel Services of Virginia, Inc. is a corporation duly organized under the laws of the State of Virginia, validly existing and in good standing, authorized to exercise all its corporate powers, rights and privilege and  has the corporate power and authority to own and operate its properties and to carry on its business as now conducted.

(b)           Peterson has all requisite legal and corporate power to execute and deliver this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder.

(c)           All corporate action on the part of World Wide necessary for the authorization, execution, delivery and performance of all obligations under this Agreement will be taken and this Agreement constitutes a legal, valid and binding obligation  enforceable according to its terms.

(d)           Peterson has, and will have at Closing, legal and beneficial ownership of Peterson Shares, free and clear of any and all liens and encumbrances or other restrictions or limitations and has, and will have at Closing, all required legal and corporate power to transfer and convey Peterson Shares to TRSG.

(e)           There are no claims, actions, suits, investigations or proceedings against Peterson or World Wide pending or, to the knowledge of Peterson, threatened in any court or before or by any governmental authority, or before any arbitrator, that might have an adverse effect on World Wide or Peterson Shares, and to the knowledge of Peterson, there is no basis for any such claim., action, suit, investigation or proceeding that is likely to result in a judgment, decree or order having an adverse effect on World Wide or Peterson Shares. Peterson and World Wide are not in default under, and no condition exists that would (i) constitute a default under, or breach or violation of, any legal requirement, permit or contract applicable to Peterson or World Wide, or (ii) accelerate or permit the acceleration of the performance required under, or give any party the right, to terminate any contract other than the lawsuit filed by PML North America, LLC in U. S. District Court for the Eastern District of Michigan  (Case No. 06-cv-14447).

(f)           No suit, action or other proceeding is pending or, or to the knowledge of Peterson, threatened before any governmental authority seeking to restrain Peterson or prohibit its entry into this Agreement or prohibit the Closing, or seeking damages against Peterson or World Wide as a result of the consummation of this Agreement other than the lawsuit filed by PML North America, LLC in U. S. District Court for the Eastern District of Michigan. (Case No. 06-cv-14447).

(g)           Neither the execution and delivery of this Agreement nor the carrying out of any of the transactions contemplated hereby will:

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i.	violate or conflict with any of the terms and conditions or provisions of the articles of incorporation or bylaws of World Wide;

ii.	violate any legal requirement applicable to Peterson or World Wide;

iii.
violate, conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or permit applicable to Peterson or World Wide;

iv.	result in the creation of any lien, charge or other encumbrance on any property of Peterson or World Wide other than as provided for herein; or

v.
require Peterson or World Wide to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any governmental authority.

7.           Warranties and Representationsof TRSG           TRSG warrants and represents to Peterson as follows:

(a)           TRSG is a corporation duly organized under the laws of the State of Nevada, validly existing and in good standing, is authorized to exercise all its corporate powers, rights and privileges and has the corporate power and authority to own and operate its properties and to carry on its businesses as now conducted.

(b)           TRSG has all requisite legal and corporate power to execute and deliver this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder.

(c)           All corporate action on TRSG’s part necessary for the authorization, execution, delivery and performance of all obligations under this Agreement and for the issuance and delivery of the TRSG Note will be taken, and this Agreement constitutes a legal, valid and binding obligation of TRSG enforceable according to its terms.

(d)           Neither the execution and delivery of this Agreement nor the carrying out of any of the transactions contemplated hereby will:

i.	violate or conflict with any of the terms and conditions or provisions of the articles of incorporation or bylaws of TRSG;

ii.	violate any legal requirement applicable to TRSG;

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iii.
violate, conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or permit applicable to TRSG;

iv.	result in the creation of any lien, charge or other encumbrance on any property of TRSG; or

v.
require TRSG to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any governmental authority.

(e)           The TRSG Note, when issued and delivered in accordance with the terms of this Agreement and for the consideration expressed herein, shall be duly and validly issued.

(f)           No suit, action or other proceeding is pending or, to TRSG’s best knowledge, threatened before any governmental authority seeking to restrain TRSG or prohibit entry into this Agreement or prohibit the Closing, or seeking damages against TRSG or its properties as a result of the consummation of this Agreement.

7.           Covenants.

7.1           Approval of Directors    Prior to the effective date of this Agreement, TRSG and World Wide, to the extent required, shall each hold a special meeting of their respective Boards of Directors to approve the Agreement and the transactions contemplated thereby.

7.2           Third Party Consents    TRSG and Peterson each agree to use their respective best efforts to obtain, as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this Agreement and the transactions contemplated hereby.

8.           Closing    Subject to the satisfaction of the conditions set forth in Section 9 and Section 10 of this Agreement, the closing of the transactions contemplated hereby (“Closing”) shall be held at Charlotte, North Carolina. The date upon which the Closing occurs is hereinafter referred to as the “Closing Date”. If by the close of business on June 1, 2007, Closing has not occurred, then either party hereto may terminate this Agreement by written notice to such effect to the other party without liability to any other party to this Agreement unless the reason for the Closing having not occurred is (i) such party’s willful breach of this Agreement, or (ii) , if all of the conditions to such party’s obligations set forth in Section 10 and Section 11 of this Agreement have been satisfied or waived in writing by the date scheduled for the Closing, the failure of such party to perform its obligations under this Agreement on such date. However,  any termination pursuant to this Section 9 shall not relieve any party hereto who was responsible for Closing having not occurred of liability for such party’s willful breach of this Agreement or the failure of such party to perform its obligations under this Section 9 on such date.

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9.           Conditions to Obligations of TRSG    The obligations of TRSG to carry out the transactions contemplated by this Agreement are subject, at the option of the TRSG, to the satisfaction, or waiver by TRSG, of the following conditions:

(a)           All warranties and representations of Peterson contained in this Agreement shall be true and correct in all material respects as of the Closing and Peterson shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed or satisfied by it at or prior to the Closing.

(b)           As of the Closing Date, no suit, action, or other proceeding, shall be pending or threatened before any court or governmental agency seeking to restrain TRSG or prohibit the Closing or seeking damages against TRSG or Peterson or World Wide as a result of the consummation of this Agreement.

(c)           Since the date of this Agreement and up to and including the Closing there have not been:

i.	any changes in the business, operations, prospects or financial condition of World Wide that had or might have a material adverse effect on World Wide; or

ii.	any damage, destruction or loss to World Wide that had or might have an adverse effect on World Wide or Peterson Shares.

(d)           Peterson shall have furnished TRSG with a copy of all necessary corporate action on its behalf approving Peterson’s execution, delivery and performance of this Agreement.

(e)           TRSG shall have completed its due diligence investigation and the results thereof have not revealed that any of the warranties and representations of Peterson set forth herein are untrue or incorrect in any respect or otherwise unsatisfactory to TRSG or that exceptions, if any, have been resolved to the satisfaction of TRSG.

(f)           TRSG shall have received written evidence, in form and substance satisfactory to it, of the consent to the transactions contemplated by this Agreement of all governmental and private third parties where the absence of any such consent would result in a violation of law or breach or default under any agreement to which Peterson is a party.

10.           Conditions to Obligations of Peterson    The obligations of Peterson to carry out the transactions contemplated by this Agreement are subject, at the option of the Peterson, to the satisfaction or waiver by Peterson, of the following conditions:

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(a)           TRSG shall have furnished Peterson with copies of all necessary corporate action on its behalf approving the execution, delivery and performance of this Agreement.

(b)           All warranties and representations of TRSG contained in this Agreement shall be true and correct in all material respects as of the Closing and TRSG shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed or satisfied by it at or prior to the Closing.

(c)           As of the Closing Date, no suit, action, or other proceeding, shall be pending or threatened before any court or governmental agency seeking to restrain Peterson or World Wide or prohibit the Closing or seeking damages against TRSG or Peterson or World Wide as a result of the consummation of this Agreement.

11.           Indemnification    Peterson agrees to indemnify and hold harmless TRSG from and against any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses and assessments arising out of, resulting from or in any way related to (a) a breach of, or failure to perform or satisfy any of, the warranties and representations, covenants and agreements made by Peterson in this Agreement or in any document or certificate delivered by Peterson at the Closing, or (b) the existence of any liabilities or obligations of World Wide other than those disclosed in Schedule 13 attached hereto.

12.           Notices    All notice, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service, with costs prepaid; (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person designated below:

To TRSG:

Gary Musselman
7621 Little Ave., Suite 101
Charlotte, NC 28226
Facsimile: (704) 501-5651
E-mail: Gmusselman@asmarahr.com

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To: Peterson:

Michael Peterson or Antoinette Peterson
163 Creekside Lane
Winchester, VA 22602
Facsimile: (540) 667-1984
E-Mail: Tpeterson@asmarahr.com
Toni@worldwideps.com

13.           Expenses    Each party shall bear the costs and expenses of its own fees and expenses of professional advisors and other costs relating to this Agreement.

14.           Arbitration Required/Mediation First Option.    Any dispute or claim that arises out of or that relates to this agreement, or to the interpretation or breach thereof, or to the existence, scope, or validity of this agreement or the arbitration agreement, shall be resolved by arbitration in accordance with the then effective arbitration rules of American Arbitration Association. Judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.  The parties acknowledge that mediation usually helps parties to settle their dispute.  Therefore, any party may propose mediation whenever appropriate through the organization  named above or any other mediation process or mediator as the parties may agree upon.

15.           Binding Effect    This Agreement shall  be binding upon and inure to the benefit of the parties hereto and their respective  successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by either party hereto without the prior written consent of the other party, which approval shall not be unreasonably withheld.

16.           Survival of Warranties and Representations    The warranties and Representations of the parties as  set forth in this Agreement are the exclusive warranties and representations of the parties. All warranties and representations, covenants and agreements by the parties to this Agreement shall expressly survive the Closing.

17.           Governing Law    This Agreement and the documents and instruments delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of North Carolina. Each party hereto irrevocably submits to the jurisdiction of the court of the State of North Carolina, in any action or proceeding arising out of or relating to this Agreement. Each party hereto consents to service of process by any means authorized by applicable law and waives the defense of an inconvenient form to the maintenance of such action or proceeding in any such court.

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18.           Severability    The provisions of this Agreement are severable. If any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, to the extent enforceable, shall nevertheless be binding and enforceable.

19.           Non-Waiver    Failure by any party at any time to require performance of the other party of the provisions of this Agreement shall in no way affect any party’s rights hereunder to enforce the same, nor shall any such waiver by either party of any breach be held to be a waiver of any succeeding breach or waiver of this clause.

20.           Remedies    The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its rights to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

21.           Attorneys’ Fees    In the event suit or action is brought, or an arbitration proceeding is initiated, to enforce or interpret any of the provisions of this agreement, or that arise out of or relate to this agreement, the prevailing party shall be entitled to reasonable attorney’s fees in connection therewith.  The determination of who is the prevailing party and the amount of reasonable attorney's fees to be paid to the prevailing party shall be decided by the arbitrator(s) (with respect to attorney's fees incurred prior to and during the arbitration proceedings) and by the court or courts, including any appellate court, in which such matter is tried, heard, or decided, including a court that hears a request to compel or stay litigation or that hears any exceptions or objections to, or requests to modify, correct, or vacate, an arbitration award submitted to it for confirmation as a judgment (with respect to attorney's fees incurred in such court proceedings).

22.           Entire Agreement    This Agreement, together with all exhibits attached hereto,  constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, by any of the parties or by any officer or representative of any party.  No amendment or modification of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

23.           Counterparts    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

24.           Advice of Counsel    This Agreement was prepared by the Law Office of Robert C. Laskowski on behalf of TRSG and Peterson have been advised to retain their own legal counsel to represent them in connection with this Agreement and they have elected not to seek the advice of such legal counsel.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.

TRSG CORP.

By: /s/ GARY MUSSELMAN	Date: May 17, 2007

Name: Gary Musselman

Title: President/CEO

MICHAEL PETERSON AND ANTOINETTE PETERSON, AS HOLDERS OF 100% OF

THE ISSUED AND OUTSTANDING COMMON STOCK OF WORLD WIDE

PERSONNEL SERVICES OF VIRGINIA, INC.

/s/ MICHAEL PETERSON	Date: May 17, 2007

/s/ ANTOINETTE PETERSON	Date: May 17, 2007

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